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                                                                    EXHIBIT 2.2

                          REDEMPTION RIGHTS AGREEMENT


         Redemption Rights Agreement, dated as of July 21, 1998 (this "Agreement"), among GGP Limited Partnership, a Delaware limited partnership (the "Partnership"), General Growth Properties, Inc., a Delaware corporation (the "General Partner"), Nashland Associates, a Tennessee general partnership ("Nashland") and HRE Altamonte, Inc., a Delaware corporation ("HRE", and each of HRE and Nashland a "Contributing Partner").

                                R E C I T A L S

         WHEREAS, concurrently herewith, each Contributing Partner is being admitted as a limited partner of the Partnership, the general partner of which is the General Partner;

         WHEREAS, shares of common stock, $.10 par value per share, of the General Partner (the "Common Stock") are listed on the New York Stock Exchange; and

         WHEREAS, the parties desire to set forth herein the terms and conditions upon which each Contributing Partner may cause the Partnership to redeem its limited partnership units in the Partnership.

         NOW, THEREFORE, the parties hereby agree as follows:

         1. Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

         "Acts" shall mean the Securities Act and the Exchange Act, collectively.

         "Affiliates" shall mean "affiliates" as defined pursuant to the Securities Act and the regulations promulgated thereunder.

         "Business Day" shall mean any day upon which commercial banks are open for business in Chicago, Illinois.





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         "Cash Purchase Price" shall mean, with respect to any redeemed or purchased Units, an amount of cash equal to the value of the Share Purchase Price (computed as of the Computation Date and equal to the Current Per Share Market Price on such Computation Date multiplied by the number of Shares) that would be payable with respect to such Units assuming the Share Purchase Price were paid in full satisfaction of the Purchase Price of such Units. In the event that the Share Purchase Price includes securities other than Shares, then the value of such other securities shall be determined by the General Partner acting in good faith on the basis of the closing prices of securities if listed on a nationally recognized exchange and otherwise on the basis of such quotations and other information as the General Partner considers, in its reasonable judgment, appropriate.

         "Certificate of Incorporation" shall mean the Certificate of Incorporation of the General Partner, as the same may be amended from time to time.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor code.

         "Common Stock" shall have the meaning set forth in the recitals.

         "Computation Date" shall mean the date on which the applicable Notice is received by the Partnership or, if such date is not a Business Day, the first Business Day thereafter.

         "Contribution Agreement" shall mean that certain Contribution and Exchange Agreement dated as of July 10, 1998, among the Partnership, Altamonte Springs Mall, L.P., Nashland and HRE as the same has been and may hereafter be amended from time to time, pursuant to which this Agreement is being executed.

         "Conversion Factor" shall mean 100%, provided that such factor shall be adjusted in accordance with Section 6(a).

         "Current Per Share Market Price" shall have the meaning set forth in the Partnership Agreement.


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         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor statute.

         "Exchange Act Reporting Company" shall mean any corporation or other entity which is subject to the reporting requirements of the Exchange Act.

         "Expiration Date" shall mean the earlier of (a) December 31, 2045 and
(b) the date upon which all Units have been redeemed or purchased in accordance with the terms hereof.

         "Holders" shall have the meaning set forth in the preamble of Exhibit B.

         "Liens" shall have the meaning set forth in the Contribution Agreement.

         "Major Transaction Event" shall mean, with respect to the General Partner, (a) a reclassification, capital reorganization or other similar change regarding or affecting outstanding Shares (other than a change addressed in Section 6(a)); (b) a merger or consolidation of the General Partner with one or more other corporations or entities, other than a merger pursuant to which the General Partner is the surviving corporation and the outstanding Shares are not affected, (c) a sale, lease or exchange of all or substantially all of the General Partner's assets or (d) the liquidation, dissolution or winding up of the General Partner.

         "Notice" shall have the meaning set forth in Section 3.2.

         "Partnership Agreement" shall mean that certain Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated April 1, 1998 and as the same has been and may be further amended.

         "Person" shall mean any natural person, corporation, partnership, association, limited liability company, trust or other entity.

         "Purchase Price" shall mean the Cash Purchase Price or the Share Purchase Price, or a combination thereof.


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         "Redemption Rights" shall have the meaning set forth in Section 2.

         "Registrable Securities" shall have the meaning set forth in Section
1.01 of Exhibit B.

         "Registration Expenses" shall mean all expenses incident to the General Partner's performance of or compliance with the registration requirements set forth in this Agreement (including in Exhibit B), including without limitation
(a) the fees, disbursements and expenses of the General Partner's counsel and accountants in connection with the registration of Shares and other Registrable Securities; (b) all expenses in connection with the preparation and printing of the registration statement or statements, any preliminary or final prospectus, any other offering documents and amendments and supplements thereto; (c) the cost of printing or producing any blue sky or legal investment memoranda or other documents in connection with the offering, sale or delivery of the Shares and other Registrable Securities; (d) all expenses in connection with the qualification of the Shares and other Registrable Securities under state securities laws; (e) the fees and expenses incurred in connection with the listing of the Shares and other Registrable Securities on each securities exchange on which securities of the same class are then listed and (f) all SEC, stock exchange and National Association of Securities Dealers, Inc. registration and filing fees. Notwithstanding the foregoing, Registration Expenses shall not include (and the General Partner will pay) any costs incurred by the Partnership or the General Partner in preparing any document that is incorporated by reference in a registration statement, or any professional fee or other expenses, that would have been incurred apart from the obligation of the General Partner hereunder to file a registration statement.

         "Registration Rights" shall have the meaning set forth in Section 4.1.

         "REIT" shall mean real estate investment trust as such term is defined under the Code.

         "REIT Requirements" shall have the meaning set forth in the Partnership Agreement, as the same may change from time


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to time.

         "SEC" shall mean the Securities and Exchange Commission.

         "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor statute.

         "Share Purchase Price" shall mean, with respect to the exercise of any Redemption Rights and subject to the provisions of Section 6(c), a number of Shares equal to the product of (a) the number of Units being redeemed or purchased multiplied by (b) the Conversion Factor; provided, however, that, in the event the General Partner, after the date of this Agreement, issues to all holders of Shares rights, options, warrants or convertible or exchangeable securities entitling the stockholders to subscribe for or purchase Shares (other than rights referred to in Section 6(b)) or any other securities or property, then the Share Purchase Price also shall include such rights, options, warrants or convertible or exchangeable securities that a holder of that number of Shares would have been entitled to receive.

         "Shares" shall mean shares of the Common Stock.

         "Unitholder" shall mean the Person who at the time in question holds one or more Units in accordance with the Partnership Agreement, as the same may be amended from time to time.

         "Units" shall mean the limited partnership units in the Partnership issued to the Contributing Partners pursuant to the Contribution Agreement.

         2.       Grant of Redemption Rights.

         (a) Upon the terms and subject to the conditions contained herein, the Partnership does hereby grant to each Contributing Partner, and each Contributing Partner does hereby accept, the right, but without obligation on the part of such Contributing Partner, to require the Partnership to redeem from time to time part or all of the Units of such Contributing Partner for the Cash Purchase Price ("Redemption Rights").


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         (b) Notwithstanding the provisions of Section 2(a), the General Partner may, in its sole and absolute discretion, assume the obligation of the Partnership with respect to and satisfy each Contributing Partner's exercise of a Redemption Right by paying to such Contributing Partner, at the General Partner's election (which may be exercised in the General Partner's sole discretion), either the Cash Purchase Price or the Share Purchase Price (or a combination thereof) with respect to the Units for which such Contributing Partner exercised its Redemption Rights. If the General Partner assumes such obligations of the Partnership with respect to the exercise by a Contributing Partner of a Redemption Right as to certain Units and makes the required payment, then the Partnership shall have no obligation to pay any amount to such Contributing Partner with respect to the exercise of a Redemption Right for such Units, and any Units purchased shall be owned by the General Partner for all purposes.

         (c) If the General Partner shall assume the obligations of the Partnership with respect to and satisfy a Redemption Right, the Partnership, the Contributing Partner and the General Partner each shall treat the transaction between the General Partner and the Contributing Partner as a sale of the Contributing Partner's Units (or a portion thereof) to the General Partner for federal income tax purposes.

         (d) Upon the redemption or purchase of part or all of a Contributing Partner's Units and the payment of the Purchase Price with respect thereto, such Person shall he deemed withdrawn as a Partner in the Partnership to the extent of the Units redeemed or purchased and shall have no further rights or obligations under this Agreement with respect to such redeemed or purchased Units; provided, however, that such Contributing Partner's rights under this Agreement with regard to any other Units will continue in full force and effect.

         (e) No fractional Shares shall be issued hereunder. In lieu of fractional Shares, the General Partner shall pay cash based on the Current Per Share Market Price on the relevant Computation Date.


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         3.       Exercise of Redemption Rights.

         3.1 Time for Exercise of Redemption Rights. Each Contributing Partner may exercise its Redemption Rights in whole or in part and at any time and from time to time on or after the first anniversary of the date hereof but prior to the Expiration Date; provided, however, that the Redemption Rights may not be exercised at any one time by any Contributing Partner with respect to less than 1,000 Units (or all the Units then owned by a Contributing Partner if such Contributing Partner owns less than 1,000 Units) or in the event that such exercise of Redemption Rights (or the assignment of Units or delivery of either the Cash Purchase Price or the Share Purchase Price with respect thereto) violates the terms of the Partnership Agreement or applicable law. Once given, a Notice shall be irrevocable subject to the payment of the Purchase Price for the Units specified therein in accordance with the terms hereof.

         3.2 Method of Exercise. The Redemption Rights shall be exercised by written notice (the "Notice") to the Partnership in the form of Exhibit A specifying the number of Units to be redeemed and the name or names (with address) in which any Shares issuable upon such exercise shall be registered if different than the Contributing Partner.

         3.3 Closing. The closing of the redemption or purchase and sale pursuant to an exercise of the Redemption Rights shall occur within 30 days following the giving of the Notice. Each Contributing Partner shall execute such documents as the General Partner may reasonably require in connection with the closing of such redemption or purchase and sale.

         3.4 Payment of Cash or Issuance of Shares. At the closing of the redemption or purchase and sale of Units pursuant to an exercise of Redemption Rights, the Partnership shall deliver to the redeeming Contributing Partner the Cash Purchase Price by check or, in the event that the General Partner has assumed the obligations of the Partnership with respect to such exercise of Redemption Rights, the General Partner shall deliver to the Partnership, at the election of the General Partner, which may be exercised in the General Partner's sole discretion, either (a) the Cash Purchase Price by check or


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(b) certificates representing the Shares and any other securities constituting the Share Purchase Price, together with cash in lieu of the issuance of any fraction of a Share as provided in Section 2(e), or a combination thereof.

         4.       Matters Relating to Shares.

         4.1 Registration. (a) The General Partner shall (i) prepare, file and use its reasonable efforts to cause to become effective on or before the ninetieth day following the first anniversary of the date hereof a registration statement, which may be on Form S-3, under the Securities Act relating to the issuance to each Unitholder of the Shares to be issued upon exercise of such Unitholder's Redemption Rights assuming full satisfaction of such Redemption Rights by delivery of Shares and (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act; provided that if a Unitholder first exercises its Redemption Rights with respect to any of its Units prior to the date such registration statement becomes effective under the Securities Act and the General Partner elects pursuant to
Section 2(b) to satisfy such Unitholder's exercise of its Redemption Rights by paying the Share Purchase Price, the General Partner shall not be obligated to register pursuant to this Section 4.1(a) the issuance to such Unitholder of any Shares.

         (b) The General Partner shall pay all Registration Expenses incurred prior to the sixth anniversary of the date hereof with respect to filing and keeping effective any registration statement required by Section 4.1(a) through such date, and the Unitholders shall reimburse the General Partner for Registration Expenses (or a pro rata portion of the Registration Expenses based on the number of Shares issuable to such Unitholders pursuant to such registration statement upon full exercise of the Redemption Rights of such Unitholders relative to the total number of Shares issuable pursuant to such registration statement) which are incurred after the sixth anniversary of the date hereof in respect of maintaining effective (but not the initial filing and causing to become effective of) such registration statement; provided, however, that Unitholders shall not be


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required to reimburse any costs (i) of preparing any documents filed with the
SEC that are incorporated by reference in such registration statement or (ii) that become necessary because the General Partner is unable to use Form S-3 (or any equivalent short form that relies on incorporation by reference) for the reason that the General Partner has failed to comply on a timely basis with any requirement of the Acts or Form S-3. The reimbursement of such expenses by the Unitholders shall be paid upon demand.

         (c) Notwithstanding anything to the contrary contained herein, the General Partner shall have no obligation to keep any registration statement filed pursuant to this Section 4.1(a) effective after the Expiration Date or if the status of the General Partner (or its successor) as an Exchange Act Reporting Company is terminated or all of the Unitholders notify the General Partner in writing that the General Partner no longer need keep such registration statement effective.

         (d) The Holders (as defined in Exhibit B) shall have the registration rights (the "Registration Rights") set forth on Exhibit B.

         4.2 Reservation of Shares. At all times while the Redemption Rights are outstanding, the General Partner shall reserve for issuance such number of Shares as may be necessary to enable the General Partner to issue Shares in full satisfaction of all Redemption Rights which are from time to time outstanding (assuming no limitations as to the ownership of such Shares under the Certificate of Incorporation which relate to compliance with the REIT Requirements and that the General Partner elected to pay the Share Purchase Price with respect to all such Redemption Rights).

         4.3 Fully Paid and Non-Assessable. All Shares which may be issued upon exercise of the Redemption Rights shall be duly and validly issued and fully paid and non-assessable.

         5. Transfer and Other Taxes. In the event that any state or local property transfer or other similar tax is payable as the result of or in connection with any exercise of the Redemption Rights by a Contributing Partner, such



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Contributing Partner shall pay such tax, and no Shares shall be issued pursuant hereto until such Contributor Partner has paid to the General Partner or the Partnership, as the case may be, the amount of such tax or has provided evidence, in form reasonably satisfactory to the General Partner or the Partnership, as the case may be, as to the payment thereof.

         6.       Anti-Dilution and Adjustment Provisions.

         (a) The Conversion Factor shall be adjusted in the event that the General Partner (i) declares or pays a dividend on its outstanding Shares in Shares or makes a distribution to all holders of its outstanding Shares in Shares, (ii) subdivides its outstanding Shares, or (iii) combines its outstanding Shares into a smaller number of Shares. The Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time) and the denominator of which shall be the actual number of Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, subdivision or combination. Any adjustment to the Conversion Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

         (b) If at any time the General Partner grants to its stockholders any right to subscribe pro rata for additional securities of the General Partner, whether Common Stock or other classifications, or for any other securities or interests that a Contributing Partner would have been entitled to subscribe for if, immediately prior to such grant, such Contributing Partner had exercised its Redemption Rights and received the Share Purchase Price in payment thereof, in lieu of any adjustment under any other subsection of this Section 6 or other provision of this Agreement, then the General Partner also shall grant to each Contributing Partner the same subscription rights that such Contributing Partner would be entitled to if such Contributing Partner had exercised its Redemption Rights in full and received the Share Purchase Price in satisfaction


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thereof prior to such grant.

         (c) Upon the occurrence of a Major Transaction Event where at least one-half of the value (as determined in good faith by the General Partner) of the consideration received by the stockholders of the General Partner in connection with such Major Transaction Event is in the form of securities in a successor entity, the General Partner shall cause effective provision to be made so that, upon exercise of the Redemption Rights and payment of the Purchase Price at any time following such Major Transaction Event by means of the Share Purchase Price, Unitholders shall have the right to acquire, in lieu of the Shares which otherwise would have been issued to each Contributing Partner, the kind and amount of shares of stock and other securities and property (and the provisions contained in Section 4.1 shall apply anew to the extent that such securities are of a class of securities of the General Partner or its successor that are registered under the Exchange Act) and interests as would be issued or payable with respect to or in exchange for the number of Shares constituting the Share Purchase Price as if such Redemption Rights had been exercised and the General Partner had satisfied the Redemption Rights by delivery of the Share Purchase Price immediately before such Major Transaction Event.

         (d) In the event of any other Major Transaction Event, tender offer for at least 40% of the then outstanding Shares, or merger or consolidation of the General Partner which requires the approval of the General Partner's shareholders (which is not a Major Transaction Event), each Unitholder shall be entitled to exercise the Redemption Rights in full prior to the consummation of such Major Transaction Event or other event, and, with respect to any Shares acquired upon exercise thereof, shall be entitled to all of the rights of the other holders of Shares with respect to any distribution by the General Partner (or the other party to such Major Transaction Event or other event) in connection with such Major Transaction Event or other event. If not exercised within forty-five days after written notice from the General Partner of such Major Transaction Event or such shorter period between the date of such notice and the effective date of such Major Transaction Event, the Redemption Rights shall terminate at the expiration of such period, but the Redemption Rights shall


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be revived if such Major Transaction Event is not consummated.

         (e) The Partnership shall give written notice of any Major Transaction Event to each Contributing Partner promptly after such Major Transaction Event is announced to the public.

         (f) The provisions of this Section 6 shall apply to successive events that may occur from time to time but only shall apply to a particular event if it occurs prior to the exercise in full of the Redemption Rights or the liquidation of the Partnership. Nothing contained herein shall prevent or otherwise limit the liquidation of the Partnership pursuant to the Partnership Agreement.

         (g) Whenever the Conversion Factor is adjusted as herein provided, the General Partner shall compute the adjusted Conversion Factor in accordance with this Section 6 and shall prepare a certificate signed by the chief financial officer of the General Partner setting forth the adjusted Conversion Factor and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed at the offices of the General Partner.

         (h) Notwithstanding anything above to the contrary, the Unitholders will be entitled to adjustments to protect against dilution and the deferral of receipt of benefits, and to receive rights, preferences and privileges in connection with a Major Transaction Event, that are not less favorable than the adjustments, rights, preferences and privileges received by any other holder of the same class of limited partnership units in the Partnership.



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         7.       Miscellaneous Provisions.

         7.1 Notices. All notices or other communications given pursuant to this Agreement, including without limitation any Notice, shall be sent to the party to whom or to which such notice is being sent, by certified or registered mail, return receipt requested, commercial overnight delivery service, facsimile or delivered by hand with receipt acknowledged in writing and otherwise as set forth in this Section 7.1. All notices (a) shall be deemed given when received or, if mailed as described above, after 5 Business Days or, if sent by facsimile, upon receipt of confirmed answer back and (b) may be given either by a party or by such party's attorneys. For purposes of this Section 7.1, the addresses of the parties shall be, in the case of the Partnership and the General Partner, 110 North Wacker Drive, Chicago, Illinois 60606, facsimile number (312) 960-5475, Attention: Matthew Bucksbaum and Bernard Freibaum (with a copy to Neal, Gerber & Eisenberg, Two North LaSalle Street, Suite 2200, Chicago, Illinois 60602, Attn: Marshall E. Eisenberg), and, in the case of the Contributing Partners, as set forth on the records of the Partnership. The address of any party may be changed by a notice in writing given in accordance with the provisions hereof.

         7.2 Assignment. The rights of each Contributing Partner hereunder (including the Redemption Rights and the Registration Rights) shall automatically devolve upon and inure to the benefit of any Person (i) to which Units are transferred in accordance with the Partnership Agreement, as amended from time to time, and the Contribution Agreement, and (ii) which delivers to the Partnership a written instrument, in form reasonably satisfactory to the Partnership, pursuant to which such Person agrees to be bound by the terms hereof. In addition, a transferee of Registrable Securities who acquires such Registrable Securities from a Holder in a transaction other than pursuant to an effective registration statement under the Securities Act may become a Holder for purposes of Exhibit B and have Registration Rights with respect to such Registrable Securities by (i) taking and holding the record ownership of such Registrable Securities, (ii) notifying the General Partner in writing of such transfer and (iii) providing the General Partner with all information concerning such transferee that is necessary to amend or



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supplement the applicable registration statement and/or prospectus of the
General Partner, whereupon such transferee shall be conclusively deemed to have agreed to be bound by and entitled to the benefit of all the terms and provisions of this Agreement relating to Registration Rights. Subject to the provisions of Section 6, the General Partner may assign this Agreement without the consent of the Contributing Partners, provided that no such assignment shall relieve the General Partner of its obligations under this Agreement.

         7.3 Amendments and Waivers. (a) Subject to Section 7.3(b), the provisions of this Agreement (including the provisions of this sentence) may not be amended, modified, supplemented or waived, nor may consent to departures therefrom be given, without the written consent of the General Partner and a majority-in-interest of the Unitholders; provided, however, that no amendment, modification, supplement or waiver of, or consent to the departure from, such provisions of this Agreement, which has the purpose or effect of reducing, impairing or adversely affecting the right of any Unitholder, shall be effective as against any such Person unless consented to in writing by such Person. Notice of any such amendment, modification, supplement, waiver or consent adopted in accordance with this Section 7.3(a) shall be provided by the General Partner to each Unitholder at least thirty (30) days prior to the effective date of such amendment, modification, supplement, waiver or consent.

         (b) Exhibit B of this Agreement, together with Section 4.1(d), Section 7.1, the last two sentences of Section 7.2, this Section 7.3(b) and Sections 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.10 and 7.11, may not be amended, modified, supplemented or waived, nor may consent to departures therefrom be given, without the written consent of the General Partner and a majority-in-interest of the Holders (as defined in Exhibit B) (aggregating holders of Units and Shares into a single class for the purpose of such computation); provided, however, that no amendment, modification, supplement or waiver of, or consent to the departure from, Exhibit B or such other provisions of this Agreement, which has the purpose or effect of reducing, impairing or adversely affecting the right of any Holder, shall be effective as against any such Holder unless


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consented to in writing by such Holder. Notice of any such amendment, modification, supplement, waiver or consent adopted in accordance with this
Section 7.3(b) shall be provided by the General Partner to each Holder at least thirty (30) days prior to the effective date of such amendment, modification, supplement, waiver or consent.

         7.4 Specific Performance. The parties hereto agree that the obligations imposed on them in this Agreement are special, unique and of an extraordinary character, and that in the event of breach by any party damages would not be an adequate remedy, and each of the other parties shall be entitled to specific performance and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity; and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

         7.5 Binding Effect. Except as otherwise set forth herein, this Agreement shall be binding upon, and inure to the benefit of, the parties and their successors and permitted assigns.

         7.6 Governing Law. This Agreement shall be governed by the laws of the State of Delaware (without regard to its conflicts of law principles).

         7.7 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall constitute one document.

         7.8 Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes any prior written or oral understandings and/or agreements among them with respect thereto.

         7.9 Pronouns; Headings; Etc. As used herein, all pronouns shall include the masculine, feminine and neuter, and all terms shall include the singular and plural thereof wherever the context and facts require such construction. The headings herein are inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof. Any references in this Agreement to



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a "Section" or "Exhibit" shall refer to a Section or Exhibit of this Agreement unless otherwise specified.

         7.10 Survival. The representations, warranties and covenants contained herein or made pursuant hereto shall survive the execution and delivery of this Agreement and the issuance of Shares pursuant hereto.

         7.11 Further Assurances. Each of the parties shall hereafter execute and deliver such other instruments and documents and do such further acts and things as may be required or useful to carry out the purposes of this Agreement.


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         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

CONTRIBUTING PARTNERS:

NASHLAND ASSOCIATES,
a Tennessee general partnership

By: O'Connor Realty Investors II,
    L.P., its managing partner,

    By: J.W. O'Connor & Co.
        Incorporated, its managing
        general partner,

        By: _______________________
            Name: _________________
            Title: ________________


HRE ALTAMONTE, INC., a Delaware
corporation,

By:______________________
   Name:_________________
   Title:________________

PARTNERSHIP:

GGP LIMITED PARTNERSHIP,
a Delaware limited partnership

By:      General Growth Properties, Inc.
         a Delaware corporation

         By:________________________
         Its_____________________

GENERAL PARTNER:

General Growth Properties, Inc.
a Delaware corporation

By:______________________________
   Its___________________________




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                                    EXHIBIT A

                              Notice of Redemption

         The undersigned hereby irrevocably (i) exercises its Redemption Rights as to ______________ units of limited partnership interest (the "Units") in GGP Limited Partnership (the "Partnership") in accordance with the terms of that certain Redemption Rights Agreement, dated July 21, 1998 (the "Agreement"), among the Partnership, General Growth Properties, Inc. (the "General Partner"), and the other parties thereto, (ii) transfers and surrenders such Units and all right, title and interest of the undersigned therein to the party, which shall be either the Partnership or the General Partner, that shall purchase or redeem such Units pursuant to the Agreement, and (iii) directs that the Cash Purchase Price or Share Purchase Price payable upon exercise of the Redemption Right be delivered to the address specified below and, if the Share Purchase Price is to be delivered, the Shares shall be registered or placed in the name(s) and at the address(es) specified below.

         The undersigned hereby represents, warrants, certifies and agrees (i) that the undersigned has unencumbered title to the Units, free and clear of all Liens, (ii) that the undersigned has the full right, power and authority to transfer and surrender the Units as provided herein and such transfer and surrender has been authorized by all necessary action, and (iii) that the undersigned has obtained the consent or approval of all persons or entities, if any, having the right to consent to or approve such transfer and surrender.

         Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

Dated:____________________________

                                 Name:______________________________


                                 (Signature of Limited Partner)


                                 (Street Address)

                                 (City)   (State)    (Zip Code)

                                 Signature Guaranteed by

If Shares are to be issued, issue to:

Please insert social security or identifying number:

                                    EXHIBIT B

                               Registration Rights

                  Capitalized terms used in this Exhibit B and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement. References to an "Article" or a "Section" in this Exhibit B shall refer to an Article or Section of this Exhibit B unless otherwise specified.


                                    ARTICLE I

                          Shelf Registration Statement;
                             Underwritten Offerings

                  SECTION 1.01. Shelf Registration Statement. (a) Not later than 10 business days after any Holder (as hereinafter defined) delivers written notice to the General Partner requesting registration of Registrable Securities (as hereinafter defined), the General Partner shall amend an existing registration statement or file a new registration statement (the "Registration Statement") under the Securities Act with the SEC covering resales of such Registrable Securities and shall use its best efforts to cause the Registration Statement to become effective under the Securities Act as soon as practicable after filing; provided that in no event shall the General Partner be obligated to use its best efforts to cause the Registration Statement to become effective as of a date prior to the 120th day following the first anniversary of the date hereof. The Registration Statement (i) shall be available for the sale of Registrable Securities in accordance with the intended method or methods of distribution by the Selling Holders (as hereinafter defined) and (ii) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith. Notwithstanding anything in this Section 1.01 to the contrary, the General Partner shall not be obligated to register for resale Registrable Securities the resale of which is already registered pursuant to a registration statement then currently effective under the Securities Act. The term "Holder" shall mean each Contributing Partner and any other person who hereafter joins in and is made a party to this Agreement pursuant to Section 7.2 of this Agreement that then holds Units or Registrable Securities. The term "Selling Holder" shall mean a holder of Registrable Securities (or Units redeemable for Registrable Securities) the public sale of which have been registered under the Securities Act pursuant to the Registration Statement. The General Partner agrees that it shall deliver to the Selling Holders for their review and comments copies of the Registration Statement and any amendments and supplements thereto (other than post-effective amendments) prior to the filing thereof with the SEC.

                  (b) Once the Registration Statement becomes effective, the General Partner shall keep the Registration Statement continuously effective and available for resale of the Registrable Securities until the earliest to occur of (i) the Expiration Date, (ii) the status of the General Partner (or its successor) as an Exchange Act Reporting Company is terminated, (iii) all of the Holders notify the General Partner in writing that the General Partner no longer need keep the Registration Statement effective, (iv) the sale of all of the Registrable Securities by the Holders, or (v) the date on which in the opinion of counsel for the General Partner all of the Registrable Securities become eligible for sale pursuant to Rule 144(k) under the Securities Act (such opinion to be in writing and addressed to the Holders and such counsel to be reasonably acceptable to the Holders). The Holders hereby agree that Neal, Gerber & Eisenberg is acceptable counsel for the General Partner.

                  (c) The term "Registrable Securities" shall mean (i) any Shares that have been or may be issued from time to time upon the exchange of the Units (including any additional units of limited partnership interest of the Partnership or any successor entity received in exchange for, or as a dividend or distribution on account of the Units) pursuant to the Partnership Agreement or this Agreement and other securities issued by the General Partner in exchange for the Shares and (ii) any securities issued by the Partnership or the General Partner as a dividend or distribution on account of Registrable Securities or resulting from a subdivision of outstanding Registrable Securities into a greater number of securities (by reclassification, stock split or otherwise); provided that any securities issued pursuant to a registration statement effective under the Securities Act at the time of their issuance shall not be Registrable Securities.

                  SECTION 1.02. Underwritten Offering. (a) If any of the Registrable Securities covered by the Registration Statement are to be sold in an underwritten public offering, the Holder intending to pursue such underwritten offering shall deliver a notice to the General Partner of such intent, and within ten days after receipt of the notice of intent from such Holder for an underwritten offering, the General Partner shall give written notice (the "Offering Notice") of such notice of intent to all other Holders and such other Holders shall be entitled to include in such an underwritten offering all or part of their respective Registrable Securities by notice to the General Partner for inclusion therein within 15 days after the Offering Notice is given. All notices made pursuant to this Section 1.02(a) shall specify the aggregate number of Registrable Securities to be included. The General Partner agrees to cooperate with any such request for an underwritten offering and to take all such other reasonable actions in connection therewith as provided in Section 2.01(l). If the board of directors of the General Partner shall determine in its good faith judgment that a underwritten public offering proposed by a Holder pursuant to this Section 1.02 would have a material adverse effect on the General Partner and its stockholders, then the General Partner may elect to delay or suspend such underwritten public offering for a period of not more than 45 days; provided that the General Partner shall not delay or suspend underwritten public offerings pursuant to this Section 1.02 for an aggregate period of more than 90 days during any 12 month period.

                  (b) In the case of any firm commitment underwritten offering, if the managing underwriter or underwriters of such offering advise the General Partner in writing that in its or their opinion the number of Registrable Securities proposed to be sold in such offering exceeds the number of Registrable Securities that can be sold in such offering without adversely affecting the market for the Shares, the General Partner will include in such offering the number of Registrable Securities that in the opinion of such managing underwriter or underwriters can be sold without adversely affecting the market for the Shares.

In such event, the number of Registrable Securities to be offered for the account of each Holder requesting to include Registrable Securities in such offering (including the Holder providing the initial Notice) shall be reduced pro rata on the basis of the relative number of Registrable Securities requested by each such Holder to be included in such offering to the extent necessary to reduce the total number of Registrable Securities to be included in such offering to the number recommended by such managing underwriter or underwriters.

                  (c) If any of the Registrable Securities covered by the Registration Statement are to be sold in an underwritten offering, the Selling Holders selling Registrable Securities pursuant to such offering shall have the right to select the investment banker or investment bankers and manager or managers that will underwrite the offering; provided, however, that such investment bankers and managers must be from a nationally recognized investment banking firm reasonably acceptable to the General Partner.


                                   ARTICLE II

                             Registration Procedures

         SECTION 2.01. Registration Procedures. During the time period that the Registration Statement is required to be current, effective and available under
Section 1.01 above, the General Partner shall also at its expense:

                  (a) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus constituting a part thereof, as amended or supplemented (the "Prospectus"), as may be necessary to keep the Registration Statement effective and to comply with the provisions of the Securities Act with respect to resales of Registrable Securities in accordance with the intended method or methods of distribution by the Holders whenever a Holder shall desire to sell or otherwise dispose of the same, or any portion thereof, but in no event beyond the period during which the Registration Statement is required to be kept in effect under Section 1.01 above; provided, however, that if the General Partner shall furnish to each Holder a certificate (a "Blackout Certificate") signed by the General Partner's chief executive officer stating that in the good faith judgment of the board of directors of the General Partner it would have a material adverse effect on the General Partner and its stockholders for the Registration Statement to be amended or supplemented to include certain material non-public information regarding the General Partner required to be included therein, then the General Partner may defer such amending or supplementing for a period of not more than 45 days and in such event each Selling Holder shall be required to discontinue disposition of the Registrable Securities during such period; but provided, further, that the General Partner shall not defer or suspend the amendment or supplementation of the Registration Statement or Prospectus pursuant to this Section 2.01(a) or Section 2.01(h) for an aggregate period of more than 90 days during any 12 month period;

                  (b) furnish to each Selling Holder, without charge, such number of authorized copies of the Prospectus, and any amendments or supplements to the Prospectus, in conformity with the requirements of the Securities Act and the Exchange Act, and such other documents as such Selling Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Selling Holder, and the General Partner hereby consents to the use of the Prospectus, such amendments or supplements and such other documents in connection with the offering and sale of the Registrable Securities;

                  (c) register or qualify the Registrable Securities under state securities or blue sky laws of such jurisdictions as are reasonably required to effect a sale thereof and do any and all other acts and things which may be necessary or appropriate under such state securities or blue sky laws to enable the Selling Holders to consummate the public sale or other disposition in such jurisdictions of the Registrable Securities to be sold or otherwise disposed of by such Selling Holders from time to time;

                  (d) before filing with the SEC any amendments or supplements to the Registration Statement or the Prospectus, furnish copies of all such documents proposed to be filed to the Holders holding Registrable Securities, which shall have five business days to review and comment thereon; provided, however, that all such documents shall be subject to the approval of a Holder insofar as they relate to information concerning such Holder (including, without limitation, the proposed method of distribution of the Registrable Securities);

                  (e) notify the Selling Holders promptly (and, if requested by a Selling Holder, confirm in writing) (i) when the Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the SEC or any state securities authority for amendments or supplements to the Registration Statement and the Prospectus or for additional information, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities or the initiation of any proceeding for such purpose, and (v) of the happening of any event during the period the Registration Statement is effective which results in the Registration Statement, the Prospectus or any document incorporated therein by reference containing an untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

                  (f) use its best efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest practicable time;

                  (g) cooperate with the Selling Holders to facilitate the timely preparation and delivery of certificates evidencing the Registrable Securities being sold, which certificates shall not bear any restrictive legends provided the Registrable Securities evidenced thereby have been sold in a manner permitted by the Prospectus;

                  (h) upon the occurrence of any event contemplated by Section 2.01(e)(v), promptly prepare and file a supplement or post-effective amendment to the Registration Statement or the Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities, the Prospectus will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that if the General Partner shall furnish to each Selling Holder the Blackout Certificate provided for in Section 2.01(a), the obligation to prepare and file any such supplement or post-effective amendment shall be suspended in accordance with Section 2.01(a);

                  (i) use its reasonable efforts to cause the Registrable Securities to be listed on any securities exchange on which securities of the same class issued by the General Partner are then listed;

                  (j) make available for inspection by the Selling Holders and any counsel, accountants or other representatives retained by such Selling Holders, such financial and other records and pertinent corporate documents of the General Partner and cause the officers, directors and employees of the General Partner to supply such records, documents or information reasonably requested by such Selling Holders, counsel, accountants or representatives in connection with the preparation of the registration statement that are reasonably required to order for such Selling Holders to establish their "due diligence" defense against liabilities under Section 12(a)(2) of the Securities Act; provided, however, that such records, documents or information are confidential and shall not be disclosed by such Selling Holders, counsel, accountants or representatives unless (i) such disclosure is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (ii) such records, documents or information become generally available to the public other than through a breach of the terms set forth in this Exhibit B;

                  (k) use its best efforts to make available to its security holders, as soon as reasonably practicable, an earning statement covering at least 12 months, commencing on the first day of the fiscal quarter next succeeding each sale of the Registrable Securities pursuant to the Registration Statement, in a manner which shall satisfy the provisions of Section 11(a) of the Securities Act and

Rule 158 thereunder; and

                  (l) if requested by a Selling Holder or any underwriters engaged by such Selling Holder for purposes of distributing the Registrable Securities, enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other reasonable actions in connection therewith (including those reasonably requested by the underwriters or such Selling Holder) in order to expedite or facilitate the disposition of such Registrable Securities, and in such connection, (i) make such representations and warranties to the underwriters with respect to the business of the General Partner and the registration statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when requested; (ii) obtain customary opinions of counsel to the General Partner and updates thereof (which shall be in form and substance reasonably satisfactory to such Selling Holder or to the underwriters and their counsel, as the case may be), addressed to such Selling Holder and, if applicable, each of the underwriters; (iii) obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the General Partner, addressed to such Selling Holder and, if applicable, each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with any such offerings (in each case, to the extent permitted by applicable accounting rules and guidelines); (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable to the underwriters than those set forth in Article III hereof and cross indemnification by the underwriters in form and substance as is customary in connection with such offering, in favor of the General Partner or the Selling Holders, as the case may be; (v) with respect to any underwritten offering in excess of $40 million, make the General Partner's executive officers available for a total of five business days to participate in "road show" presentations (provided that in no event shall the General Partner be required to make its executive officers available for more than one "road show" in any year with respect to offerings pursuant to this Agreement); and (vi) deliver such documents and certificates as may be reasonably requested by the managing underwriters and their counsel to evidence the continued validity of the representations and warranties made pursuant to clause (i) above of this Section 2.01(l) and to evidence compliance with any customary conditions contained in the underwriting agreement entered into by the General Partner).

                  SECTION 2.02. Registration Expenses. The General Partner shall pay all Registration Expenses incurred prior to the sixth anniversary of the date hereof with respect to the filing and keeping effective any Registration Statement through such date, and the Selling Holders shall reimburse the General Partner for Registration Expenses (or a pro rata portion of the Registration Expenses based on the number of Shares of such Selling Holders registered for resale pursuant to such Registration Statement relative to the total number of Shares registered for resale pursuant to such registration statement) which are incurred after the sixth anniversary of the date hereof in respect of maintaining effective (but not the initial filing and causing to become effective of) such Registration Statement; provided, however, that Selling Holders shall not be required to reimburse any costs (i) of preparing any documents filed with the SEC that are incorporated by reference in such Registration Statement or (ii) that become necessary because the General Partner is unable to use Form S-3 (or any equivalent short form that relies on incorporation by reference) for the reason that the General Partner has failed to comply on a timely basis with any requirement of the Acts or Form S-3. The reimbursement of such expenses by the Selling Holders shall be paid upon demand; provided, however, that the General Partner shall not be responsible for any brokerage fees or underwriting commissions, if any, incurred by Holders in connection with the resale of Registrable Securities, the fees and expenses of any counsel retained by a Holder in connection with resales of the Registrable Securities or transfer taxes, if any, relating to the sale or disposition of Registrable Securities.

                  SECTION 2.03. Certain Other Obligations of the General Partner. (a) The General Partner covenants that, so long as it is subject to the reporting requirements of the Exchange Act, it will file the reports required to be filed by it under the Exchange Act so as to enable any Holder to sell the Registrable Securities pursuant to Rule 144 under the Securities Act.

                  (b) In connection with any sale, transfer or other disposition by any Holder of any Registrable Securities pursuant to Rule 144 under the Securities Act, the General Partner shall cooperate with such Holder to facilitate the timely preparation and delivery of certificates evidencing the Registrable Securities to be sold and not bearing any Securities Act legend, and enable certificates for such Registrable Securities to be for such number of shares and registered in such names as the selling Holders may reasonably request. The General Partner's obligation set forth in the previous sentence shall be subject to the delivery, if reasonably requested by the General Partner or its transfer agent, by counsel to such Holder, in form and substance reasonably satisfactory to the General Partner and its transfer agent, of an opinion that such Securities Act legend need not appear on such certificate.


                                   ARTICLE III

                                 Indemnification

                  SECTION 3.01. Indemnification by the General Partner. (a) The General Partner hereby agrees to indemnify and hold harmless each Holder and each person or entity, if any, which controls a Holder (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act), and their respective officers, directors, shareholders, members, partners, agents and employees (each such person being sometimes hereinafter referred to as an "Indemnified Holder"), from and against any and all losses, claims, damages, costs and expenses (including reasonable attorneys' fees) to which such Holder or each such person may become subject under the Securities Act or otherwise that arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any amendment or supplement thereto, or by reason of any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and shall reimburse each Indemnified Holder for any legal or other expenses reasonably incurred by such Indemnified Holder in connection with investigating, preparing or defending against any such loss, claim or damages as such expenses are incurred; provided, however, that the indemnity provided pursuant to this Section 3.01 shall not apply to any Holder with respect to any such losses, claims, damages, costs and expenses (including reasonable attorneys' fees) that arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon information furnished in writing to the General Partner by such Holder expressly for use therein. This indemnity will be in addition to any liability which the General Partner may otherwise have. In addition, upon request of a Holder, the General Partner shall enter into one or more indemnification agreements with any broker or brokers engaged by such Holder (provided that the General Partner shall not be required to enter into such agreements with more than five brokers) to sell all or any portion of the Registrable Securities, each such agreement to indemnify the broker in question against the same losses, claims, damages, costs and expenses as such Holder is indemnified against by the General Partner under this Section 3.01.

                  SECTION 3.02 Indemnification by the Holders. Each Holder selling shares pursuant to the Registration Statement (an "Indemnifying Holder") severally agrees to indemnify and hold harmless the General Partner and the other Selling Holders, and each of their respective directors, officers, shareholders, employees and agents and each person or entity, if any, who controls the General Partner or any other Selling Holder (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as the foregoing indemnity from the General Partner to such Indemnifying Holder, but only insofar as such loss, claim, damage, cost or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or any amendment thereto or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the General Partner by such Selling Holder for use therein relating to the Selling Holder's status as a selling security holder.

                  SECTION 3.03. Conduct of Indemnification Proceedings. Each indemnified party shall give reasonably prompt notice to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party (i) shall not relieve it from any liability which it may have under the indemnity agreement provided in Sections 3.01 or 3.02 above, unless and to the extent it did not otherwise learn of such action and the lack of notice by the indemnified party materially prejudices the indemnifying party or results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) shall not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided under Sections 3.01 or 3.02 above. After receipt of such notice, the indemnifying party shall be entitled to participate in and, at its option, jointly with any other indemnifying party so notified, to assume the defense of such action or proceeding at such indemnifying party's own expense with counsel chosen by such indemnifying party and approved by the indemnified party, which approval shall not be unreasonably withheld; provided, however, that, if the defendants in any such action or proceeding include both the indemnified party and the indemnifying party and the indemnified party reasonably determines, upon advice of counsel, that a conflict of interest exists or that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, then the indemnified party shall be entitled to one separate counsel, the reasonable fees and expenses of which shall be paid by the indemnifying party. If the indemnifying party does not assume the defense of any such action or proceeding, after having received the notice referred to in the first sentence of this paragraph, the indemnifying party will pay the reasonable fees and expenses of counsel (which shall be limited to a single law firm in addition to any local counsel necessary in connection with such action or proceeding) for the indemnified party. In such event, however, the indemnifying party will not be liable for any settlement effected without the written consent of such indemnifying party. If the indemnifying party assumes the defense of any such action or proceeding in accordance with this paragraph, such indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified party incurred thereafter in connection with such action or proceeding except as set forth in the proviso in the second sentence of this Section 3.03.

                  SECTION 3.04. Contribution. (a) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Article III is for any reason held to be unenforceable although applicable in accordance with its terms, the General Partner and the Selling Holders shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the General Partner and the Selling Holders, in such proportion as is appropriate to reflect the relative fault of the General Partner on the one hand and the Selling Holders on the other (in such proportions that the Selling Holders are severally, not jointly, responsible for the balance), in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the indemnified parties shall be determined by reference to, among other things, whether the action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or the indemnified parties, and the parties' relative intent, pledge, access to information and opportunity to correct or prevent such action.

                  (b) The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 3.04 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in Section 3.04(a). Notwithstanding the provisions of this Section 3.04, no Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Selling Holder were offered to the public exceeds the amount of any damages which such Selling Holder would otherwise have been required to pay by reason of such untrue statement or omission.

                  (c) Notwithstanding the foregoing, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 3.04, each Person, if any, who controls a Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and directors and officers of a Holder shall have the same rights to contribution as such Holder, and each director of the General Partner, each officer of the General Partner who signed the Registration Statement and each Person, if any, who controls the General Partner within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act shall have the same rights to contribution as the General Partner.